Exhibit 2.2

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/27/1998
                                                             981292774 - 2407013

                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF. CHARTER

                                       OF

                          EXECUTIVE HELP SERVICES INC.

     EXECUTIVE HELP SERVICES, INC., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the thirty-first day of May A.D. 1994, the charter of which was voided for nonpayment. of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of this corporation is:

                          EXECUTIVE HELP SERVICES, INC.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent is THE COMPANY CORPORATION.

     3. The date when the restoration, renewal, and revival of the charter of this company is to commence ;is the twenty-ninth day of February, A.D., 1996, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1996, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY Whereof, and in compliance with the provisions of Section 312 of the General Corporation. Law of the state of Delaware, as amended, EXECUTIVE HELP SERVICES, INC. caused this Certificate to be signed by Craig Shaber this 17th day of July A.D. 1998.


                                          /s/ Craig Shaber
                                          Authorized Officer